UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2007

VWR Funding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1310 Goshen Parkway

P.O. Box 2656

West Chester, PA 19380

(Address of Principal executive offices, including Zip Code)

(610) 431-1700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

As previously announced, on Thursday, November 15, 2007, at 9:00 a.m. (Eastern Standard Time), members of the senior management of VWR Funding, Inc. (the “Company”) will hold a teleconference to discuss the Company’s financial results for the quarter ended September 30, 2007.  A copy of the press release issued by the Company on November 5, 2007, which provides information regarding the teleconference, was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2007.

Management’s presentation will contain a discussion of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three and nine months ended September 30, 2007 and 2006. EBITDA is a non-GAAP financial measure. Accordingly, the table presented below reconciles this non-GAAP measure to net income for each of the periods referenced above. Net income is the most comparable GAAP measure presented in the Company’s financial statements.

EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity. Our calculation of EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments. Accordingly, EBITDA is a key financial metric used by the Company’s investors and management to evaluate and measure the Company’s operating performance.

The presentation in the table under “Predecessor” includes the results of the Company through the close of business on June 29, 2007, prior to giving effect to the consummation of the merger (the “Merger”) pursuant to which the Company was acquired (on that date) by affiliates of Madison Dearborn Partners, LLC.  The Merger has been reflected as of June 30, 2007 and the EBITDA presentation in the table under “Successor” includes results of the Company from June 30, 2007, after giving effect to the consummation of the Merger.

EBITDA
(US dollars in millions)

Reconciliation of Reported Net Income (Loss) to EBITDA

			Nine Months Ended September 30, 2007
	Successor	Predecessor	Successor	Predecessor	Predecessor
	Three Months Ended	Three Months Ended	June 30- September 30,	January 1 - June 29	Nine Months Ended
	September 30, 2007	September 30, 2006	2007	2007	September 30, 2006
Net income (loss)	$0.2	$15.6	$(2.7)	$(25.6)	$40.0
Income tax (benefit) provision	(50.0)	11.3	(51.9)	(8.3)	24.0
Interest expense, net	60.4	27.9	65.0	98.5	82.0
Depreciation and amortization	26.1	9.3	26.3	19.4	25.5
EBITDA	$36.7	$64.1	$36.7	$84.0	$171.5

As noted in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, the Company recorded certain significant charges or expenses for the three and nine months ended September 30, 2007. The Company has a significant amount of foreign denominated debt and for the three months ended September 30, 2007, the Company recorded a non-cash net unrealized exchange loss of $42.9 million primarily due to the strengthening of the Euro against the U.S. dollar during such time period. Also for the three months ended September 30, 2007, the Company recorded non-cash compensation expense of $1.7 million relating to the equity units issued by the Company’s indirect parent, Varietal Distribution Holdings, LLC (“Holdings”), pursuant to Holdings’ securities purchase plan. For the nine months ended September 30, 2007, the Company recorded transaction expenses of $36.8 million associated with the Merger and an additional $9.0 million of non-cash compensation expense relating to equity-based compensation under the predecessor equity plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

	By:	/s/ Gregory L. Cowan
Date: November 13, 2007		Name:	Gregory L. Cowan
		Title:	Vice President and Corporate Controller